EXHIBIT 32  --   Certification of Chief Executive Officer and Chief
                 Financial Officer pursuant to Section 906 of the Sorbanes-Oxley Act of 2002





                 CERTIFICATION OF CEO AND CFO PURSUANT TO
                         18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report on Form 10-QSB of Australian-Canadian Oil Royalties Ltd. (the "Company") for the quarterly period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ely Sakhai, Chairman of the Board and President of the Company, and Robert Kamon, Secretary and Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.



  /s/ Ely Sakhai
-----------------------------
Ely Sakhai
Chairman of the Board and President
May 13, 2004



  /s/ Robert Kamon
------------------------------
Robert Kamon
Chief Financial Officer and Secretary
May 13, 2004


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.